UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2021

Petrolia Energy Corporation

(Exact name of Registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Rd., Ste. 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 723-1266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BBLS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PETROLIA ENERGY CORPORATION

Item 8.01 Other Events

Petrolia Energy Corporation (“Petrolia” or the “Company”) entered into a General Indemnity Agreement (the “GIA”) with Argonaut Insurance Company (“Argo”) on October 4, 2016, in which Argo, as surety, issued Bond Nos. SUR0038623 and SUR0038641 (the “Bonds”). The State of New Mexico Oil Conservation Division and The State of Texas Railroad Commission were the obligees.

On August 7, 2017, and September 21, 2017, Argo forwarded written demands to Petrolia, pursuant to paragraph 12 of the GIA, requesting (i) a full and complete release of the Bonds and/or (ii) an irrevocable letter of credit in favor of Argo for the amount of ONE HUNDRED THOUSAND U.S. DOLLARS ($100,000.00). Argo purportedly chose to exercise its rights when it believed that Petrolia’s financial condition was deteriorating and/or events were occurring that would have adversely impacted Argo’s risk.

On October 25, 2017, Argo filed a suit in District Court, Harris County, Texas requesting injunctive relief and a declaratory judgment against Petrolia stating that the Company had failed to comply with certain obligations under the GIA. This case was assigned to the 11th District Court of Harris County, Texas under Cause No. 201771934.

On March 6, 2018, Argo obtained a Final Judgment in this case in favor of Argo for the principal amount of FIFTY THOUSAND U.S. DOLLARS ($50,000.00) and for attorneys’ fees in the amount of TWO THOUSAND SEVEN HUNDRED FORTY-EIGHT U.S. DOLLARS and FIFTY CENTS ($2,748.50). Subsequently, Petrolia began negotiating a mutually satisfactory resolution of this matter with Argo.

As a result of negations between the companies, Petrolia and Argo reached a mutually satisfactory settlement and signed a Settlement Agreement and Mutual Release dated December 30, 2021 (the “Settlement Agreement”). The Settlement Agreement required the Company to pay Argo a lump sum of FIFTEEN THOUSAND U.S. DOLLARS ($15,000.00). Petrolia paid the lump sum of FIFTEEN THOUSAND U.S. DOLLARS ($15,000.00) on December 31, 2021. Argo accepted the lump sum in full satisfaction of the March 6, 2018, Final Judgment.

On January 7, 2022, Argo’s attorney of record filed a Release and Satisfaction of Judgment in the Court (the “Release of Judgement”). As a result, the court case is now closed, and the matter is fully and finally resolved between the parties. A copy of both the Settlement Agreement and the Release of Judgement are being submitted as exhibits with this filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1*	Release and Satisfaction of Judgment between Argonaut Insurance Company and Petrolia Energy Corporation, dated January 7, 2022
1.2*	Settlement Agreement and Mutual Release between Petrolia Energy Corporation and Argonaut Insurance Company, dated December 30, 2021

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Mark M. Allen
Mark M. Allen Chief Executive Officer

Date: January 14, 2022